    As filed with the Securities and Exchange Commission on April 29, 1997
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------


                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)


                   DELAWARE                      58-1651222
          (State or other jurisdiction of      (I.R.S. Employer
          incorporation or organization)       Identification No.)


                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
   (Address, including zip code, of registrant's principal executive offices)

                MEDAPHIS CORPORATION RESTRICTED STOCK AGREEMENTS
                              (Full title of plan)

                               DAVID E. MCDOWELL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
                                 (770) 444-5300
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                               WITH A COPY TO:

                          WILLIAM R. SPALDING, ESQ.
                               KING & SPALDING
                             191 PEACHTREE STREET
                         ATLANTA, GEORGIA 30303-1763
                                (404) 572-4600



                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================

Title of Securities to be Registered        Amount to    Proposed Maximum      Proposed Maximum      Amount of
                                          be Registered  Offering Price Per    Aggregate Offering    Registration Fee
                                                         Share(1)              Price(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.....  31,449        $4.6875               $147,417.19          $44.67
-------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Medaphis Corporation on April 22, 1997.
                                                                                Exhibit Index Located on Page 8
                                                                                Page 1 of 47 Pages.
=========================================================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(i) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 31, 1997;

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

        (c) The description of Medaphis common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A/A dated May 22, 1996.

     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

     The valildity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by King & Spalding, Atlanta, Georgia. King & Spalding also advises and represents the Company with respect to various matters. The Company will pay King & Spalding's fees and expenses in connection with this Registration Statement. William R. Spalding served as an executive officer of the Company until his election as a partner of King
& Spalding on April 11, 1997.

Item 6. Indemnification of Directors and Officers.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws referred to below.

     The Registrant's Amended and Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") as it currently exists or is later amended.

     Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit.

     In addition, the Registrant and David E. McDowell are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. McDowell to the fullest extent permitted by the DGCL as presently exists or to such greater extent as such law may subsequently be amended.

     The Registrant maintains directors and officers liability insurance. Such policies have a deductible of $500,000 and an annual per occurrence and aggregate cap on coverage of $50 million.






Item 8.  Exhibits.
         ---------

Exhibit        Description
-------        -----------
4.1   Amended and Restated Certificate of Incorporation of Registrant
      (incorporated by reference to Exhibit 4.1 of Registrant's Registration
      Statement on Form S-8, File No. 333-03213).

4.2   Certificate of Amendment of Amended and Restated Certificate of
      Incorporation of Registrant (incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement on Form S-8, Registration No.
      333-03213).

4.3   Certificate of Amendment of Amended and Restated Certificate of
      Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement on Form 8-A/A filed on May 22, 1996).

4.4   Amended and Restated By-Laws of Registrant (incorporated by reference to
      Exhibit 3.2 of Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1992, File No. 000-19480).

4.5   Form of Warrant (incorporated by reference to Exhibit 4.1 of Registrant's
      Current Report on Form 8-K filed on February 11, 1997).

4.6   Specimen Common Stock Certificate (incorporated by reference to Exhibit
      4.1 of Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1995).

5.1   Opinion of King & Spalding regarding legality of shares being registered.

23.1  Consent of Deloitte & Touche LLP.



23.2  Consent of King & Spalding (contained in the opinion filed as Exhibit
      5.1).

99.1  Restricted Stock Agreement of Angela Caldas Witt.

99.2  Restricted Stock Agreement of Gary L. Dickinson.

99.3  Restricted Stock Agreement of Rudy R. Hilado.

99.4  Restricted Stock Agreement of Kean E. Kauffman.

99.5  Restricted Stock Agreement of Karen C. Miller.

99.6  Restricted Stock Agreement of Cindy A. Post.


Item 9. Undertakings.
        ------------

    The undersigned Registrant hereby undertakes:


    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of April, 1997.


                                     MEDAPHIS CORPORATION


                                     By: /s/ JEROME H. BAGLIEN
                                        -------------------------------------
                                        Jerome H. Baglien
                                        Senior Vice President, Chief
                                        Financial Officer and Assistant
                                        Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



     Signature                     Title                              Date
     ---------                     -----                              ----
     /s/ David E. McDowell         Chairman, Chief Executive      April 29, 1997
     ------------------------      Officer and Director
     David E. McDowell


     /s/ Jerome H. Baglien         Senior Vice President,         April 29, 1997
     ------------------------      Chief Financial Officer and
     Jerome H. Baglien             Assistant Secretary
                                   (principal financial officer
                                   and acting principal
                                   accounting officer)


     /s/ Robert C. Bellas, Jr.     Director                       April 29, 1997
     ------------------------
     Robert C. Bellas, Jr.


     /s/ David R. Holbrooke, M.D.  Director                       April 29, 1997
     ------------------------
     David R. Holbrooke, M.D.


     /s/ John C. Pope              Director                       April 29, 1997
     ------------------------
     John C. Pope


     /s/ Dennis A. Pryor           Director                       April 29, 1997
     ------------------------
     Dennis A. Pryor


                                  EXHIBIT INDEX


Exhibit                   Description                                                                        Page
-------                   -----------                                                                        -----
4.1   Amended and Restated Certificate of Incorporation of Registrant
      (incorporated by reference to Exhibit 4.1 of Registrant's Registration
      Statement on Form S-8, File No. 333-03213).                                                              --

4.2   Certificate of Amendment of Amended and Restated Certificate of
      Incorporation of Registrant (incorporated by reference to Exhibit 4.4 of
      Registrant's Registration Statement on Form S-8, Registration No.
      333-03213).                                                                                              --

4.3   Certificate of Amendment of Amended and Restated Certificate of Incorporation
      of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's
      Registration Statement on Form 8-A/A, filed on May 22, 1996).                                            --

4.4   Amended and Restated By-Laws of Registrant (incorporated by reference to
      Exhibit 3.2 of Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1992, File No. 000-19480).                                                                  --

4.5   Form of Warrant (incorporated by reference to Exhibit 4.1 of Registrant's                                --
      Current Report on Form 8-K filed on February 11, 1997).

4.6   Specimen Common Stock Certificate (incorporated by reference to Exhibit                                  --
      4.1 of Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1995).

5.1   Opinion of King & Spalding regarding legality of shares being registered.                                --

23.1  Consent of Deloitte & Touche LLP.                                                                        --

23.2  Consent of King & Spalding (contained in the opinion filed as Exhibit 5.1).                              --

99.1  Restricted Stock Agreement of Angela Caldas Witt.                                                        --

99.2  Restricted Stock Agreement of Gary L. Dickinson.                                                         --

99.3  Restricted Stock Agreement of Rudy R. Hilado.                                                            --

99.4  Restricted Stock Agreement of Kean E. Kauffman.                                                          --

99.5  Restricted Stock Agreement of Karen C. Miller.                                                           --

99.6  Restricted Stock Agreement of Cindy A. Post.                                                             --